Media Contact: Cody McAlester cmcalester@bokf.com 918.295.0486 BOK Financial names Stacy Kymes president and CEO Stacy Kymes to assume CEO role upon Steve Bradshaw’s retirement on March 31, 2022 TULSA, Okla., August 4, 2021 – BOK Financial Corporation has named Stacy Kymes president and CEO effective April 1, 2022, upon the retirement of Steven G. Bradshaw. Kymes has also been appointed to the company’s board of directors effective August 3. Kymes, who has been with the company for 25 years, has served in various roles with the company, including chief auditor, director of mergers and acquisitions, and chief credit officer. In his current role as chief operating officer, he leads BOKF’s revenue-generating business lines including Specialized Banking, Regional and Commercial Banking, Consumer Banking, and Wealth Management. George B. Kaiser, BOK Financial Corporation board chair, noted that “Stacy has had deep and varied experience with the company’s lines of business and supporting functions during his career. He has proved able to understand each new responsibility quickly and respond creatively to problems or opportunities. Through my Board duties, I have observed his management style, judgment and diligence over the past 10-plus years, which gives me great confidence that he will serve our company well as CEO. The rest of the board joins me in the expectation that Stacy—and the rest of the leadership team— will continue our company’s solid financial performance and commitment to serving our clients and communities.” “Stacy Kymes is extremely well prepared to assume the role of CEO, and I am confident that the company will thrive under his leadership,” said Bradshaw. “Stacy has the full support of our cohesive executive team and his breadth of company experience will allow him to be a strong leader for BOK Financial.” “I am excited to step into this role to lead a strong team that is well positioned to take advantage of an improving economy and new growth opportunities,” said Kymes. “I am also humbled to be a part of a strong legacy of leadership that began with George and Stan Lybarger and has continued through Steve’s tenure marked by our earnings growth and strong culture.” Prior to joining the company, Kymes was a senior auditor with KPMG US. He received his bachelor’s degree in accounting from Harding University in Searcy, Ark. * * * BOK Financial Corporation is a more than $47 billion regional financial services company headquartered in Tulsa, Okla. with more than $90 billion in assets under management and administration. The company's stock is publicly traded on NASDAQ under the Global Select market listings (BOKF). BOK Financial Corporation's holdings include BOKF, NA; BOK Financial Securities,

Inc., BOK Financial Private Wealth, and BOK Financial Insurance, Inc. BOKF, NA operates TransFund, Cavanal Hill Investment Management and BOK Financial Asset Management, Inc. BOKF, NA operates banking divisions across eight states as: Bank of Albuquerque, Bank of Oklahoma, Bank of Texas and BOK Financial (in Arizona, Arkansas, Colorado, Kansas and Missouri); as well as having limited purpose offices Nebraska, Milwaukee and Connecticut. Through its subsidiaries, BOK Financial Corporation provides commercial and consumer banking, brokerage trading, investment, trust and insurance services, mortgage origination and servicing, and an electronic funds transfer network. For more information, visit www.bokf.com.